PRICING SUPPLEMENT NO. 98                                   Rule 424(b)(3)
DATED: December 24, 1997                                 File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated  August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000  Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 1/16/98   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 1/16/2018

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                            Optional             Optional
                       Redemption           Repayment            Repayment
Redeemable On          Price(s)             Date(s)              Price(s)
-------------          ----------           ----------           ---------

*                      N/A                  N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:

[_]         Commercial Paper Rate              Minimum Interest Rate:

[_]         Federal Funds Rate                 Interest Reset Date(s):

[_]         Treasury Rate                      Interest Reset Period:

[_]         LIBOR Reuters                      Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                         Interest Payment Period:

Index Maturity:

Spread (plus or minus):
-------------------------------------

* Commencing January 16, 1999 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 16th, commencing February 16, 1998.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\2041\SUPD237P.270